Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Constellation Energy Corporation of our report dated February 24, 2021 relating to the financial statements and financial statement schedules, which appears in Constellation Energy Generation, LLC’s (formerly known as Exelon Generation Company, LLC) Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Baltimore, MD
February 1, 2022